Exhibit 1.1

EXECUTION VERSION

CISCO SYSTEMS, INC.

$500,000,000 Floating Rate Notes due September 20, 2019

$1,500,000,000 1.400% Senior Notes due 2019

$2,000,000,000 1.850% Senior Notes due 2021

$750,000,000 2.200% Senior Notes due 2023

$1,500,000,000 2.500% Senior Notes due 2026

Underwriting Agreement

September 13, 2016

Citigroup Global Markets Inc.

HSBC Securities (USA) Inc.

J.P. Morgan Securities LLC

Merrill Lynch, Pierce, Fenner & Smith

Incorporated

Morgan Stanley & Co. LLC

As Representatives of the

several Underwriters listed

in Schedule 1 hereto

c/o Citigroup Global Markets Inc.

388 Greenwich Street

New York, New York 10013

c/o HSBC Securities (USA) Inc.

452 Fifth Avenue

New York, New York 10018

c/o J.P. Morgan Securities LLC

383 Madison Avenue

New York, New York 10179

c/o Merrill Lynch, Pierce, Fenner & Smith

Incorporated

One Bryant Park

New York, New York 10036

c/o Morgan Stanley & Co. LLC

1585 Broadway

New York, New York 10036

Ladies and Gentlemen:

Cisco Systems, Inc., a California corporation (the “Company”), proposes to issue and sell to the several Underwriters listed in Schedule 1 hereto (the “Underwriters”), for whom you are acting as representatives (the “Representatives”), $500,000,000 principal amount of its Floating Rate Notes due September 20, 2019 (the “Floating Rate Notes”), $1,500,000,000 principal amount of its 1.400% Senior Notes due 2019 (the “2019 Notes”), $2,000,000,000 principal amount of its 1.850% Senior Notes due 2021 (the “2021 Notes”), $750,000,000 principal amount of its 2.200% Senior Notes due 2023 (the “2023 Notes”), and $1,500,000,000 principal amount of its 2.500% Senior Notes due 2026 (the “2026 Notes” and, together with the Floating Rate Notes, the 2019 Notes, the 2021 Notes and the 2023 Notes, the “Securities”). The Securities will be issued pursuant to the Indenture dated as of March 3, 2014 (the “Indenture”) between the Company and The Bank of New York Mellon Trust Company, N.A., as trustee (the “Trustee”) and an Officer’s Certificate to be dated as of the Closing Date issued pursuant thereto.

The Company hereby confirms its agreement with the several Underwriters concerning the purchase and sale of the Securities, as follows:

1. Registration Statement. The Company has prepared and filed with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended, and the rules and regulations of the Commission thereunder (collectively, the “Securities Act”), a registration statement on Form S-3 (File No. 333-194090), including a prospectus relating to securities (the “Shelf Securities”), including the Securities, to be issued from time to time by the Company. Such registration statement, as amended at the date of this Agreement, including the information, if any, deemed pursuant to Rule 430A, 430B or 430C under the Securities Act to be part of the registration statement at the time of its effectiveness (“Rule 430 Information”), is referred to herein as the “Registration Statement” and the related prospectus covering the Shelf Securities dated February 24, 2014 in the form first used (or made available upon request of purchasers pursuant to Rule 173 under the Securities Act) in connection with the confirmation of sales of the Securities is referred to herein as the “Basic Prospectus.” The Basic Prospectus, as supplemented by the prospectus supplement specifically relating to the Securities in the form first used (or made available upon request of purchasers pursuant to Rule 173 under the Securities Act) in connection with confirmation of sales of the Securities is hereinafter referred to as the “Prospectus” and the term “Preliminary Prospectus” means any preliminary form of the Prospectus. Any reference in this Agreement to the Registration Statement, any Preliminary Prospectus or the Prospectus shall be deemed to refer to and include the documents incorporated by reference therein pursuant to Item 12 of Form S-3 under the Securities Act, as of the effective date of the Registration Statement or the date of such Preliminary Prospectus or the Prospectus, as the case may be, and any reference to “amend,” “amendment” or “supplement” with respect to the Registration Statement, any Preliminary Prospectus or the Prospectus shall be deemed to refer to and include any documents filed after such date under the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission thereunder (collectively, the “Exchange Act”) that are deemed to be incorporated by reference therein. Capitalized terms used but not defined herein shall have the meanings given to such terms in the Registration Statement and the Prospectus.

At or prior to the time when sales of the Securities were first made (the “Time of Sale”), the Company had prepared the following information (collectively, the “Time of Sale Information”): a Preliminary Prospectus dated September 13, 2016 and each of the documents listed on Annex B hereto.

2. Purchase of the Securities by the Underwriters. (a) The Company agrees to issue and sell the Securities to the several Underwriters as provided in this Agreement, and each Underwriter, on the basis of the representations, warranties and agreements set forth herein and subject to the conditions set forth herein, agrees, severally and not jointly, to purchase from the Company the respective principal amount of Securities set forth opposite such Underwriter’s name in Schedule 1 hereto at a price equal to 99.900% of the principal amount of Floating Rate Notes, 99.789% of the principal amount of 2019 Notes, 99.786% of the principal amount of 2021 Notes, 99.544% of the principal amount of 2023 Notes and 99.612% of the principal amount of 2026 Notes, in each case plus accrued interest, if any, from September 20, 2016 to the Closing Date (as defined below). The Company will not be obligated to deliver any of the Securities except upon payment for all the Securities to be purchased as provided herein.

(b) The Company understands that the Underwriters intend to make a public offering of the Securities as soon after the effectiveness of this Agreement as in the judgment of the Representatives is advisable, and initially to offer the Securities on the terms set forth in the Prospectus. The Company acknowledges and agrees that the Underwriters may offer and sell Securities to or through any affiliate of an Underwriter and that any such affiliate may offer and sell Securities purchased by it to or through any Underwriter.

(c) Payment for and delivery of the Securities will be made at the offices of Davis Polk & Wardwell LLP, 1600 El Camino Real, Menlo Park, California 94025 at 10:00 A.M., New York City time, on September 20, 2016 or at such other time or place on the same or such other date, not later than the fifth business day thereafter, as the Representatives and the Company may agree upon in writing. The time and date of such payment and delivery is referred to herein as the “Closing Date.”

(d) Payment for the Securities shall be made by wire transfer in immediately available funds to the account(s) specified by the Company to the Representatives against delivery to the nominee of The Depository Trust Company, for the account of the Underwriters, of one or more global notes representing each series of the Securities (collectively, the “Global Notes”), with any transfer taxes payable in connection with the sale of the Securities duly paid by the Company. The Global Notes will be made available for inspection by the Representatives not later than 1:00 P.M., New York City time, on the business day prior to the Closing Date.

(e) The Company acknowledges and agrees that the Underwriters are acting solely in the capacity of an arm’s length contractual counterparty to the Company with respect to the offering of Securities contemplated hereby (including in connection with determining the terms of the offering) and not as a financial advisor or a fiduciary to, or an agent of, the Company or any other person. Additionally, neither the Representatives nor any other Underwriter is advising the Company or any other person as to any legal, tax, investment, accounting or regulatory matters in any jurisdiction. The Company shall consult with its own advisors concerning such matters and shall be responsible for making its own independent investigation and appraisal of the transactions contemplated hereby, and the Underwriters shall have no responsibility or liability to the Company with respect thereto. Any review by the Underwriters of the Company, the transactions contemplated hereby or other matters relating to such transactions will be performed solely for the benefit of the Underwriters and shall not be on behalf of the Company.

3. Representations and Warranties of the Company. The Company represents and warrants to each Underwriter that:

(a) Preliminary Prospectus. No order preventing or suspending the use of any Preliminary Prospectus has been issued by the Commission, and each Preliminary Prospectus, at the time of filing thereof, complied in all material respects with the Securities Act and did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that the Company makes no representation and warranty with respect to any statements or omissions made in reliance upon and in conformity with information relating to any Underwriter furnished to the Company in writing by such Underwriter through the Representatives expressly for use in any Preliminary Prospectus.

(b) Time of Sale Information. The Time of Sale Information, at the Time of Sale did not, and at the Closing Date will not, contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that the Company makes no representation and warranty with respect to any statements or omissions made in reliance upon and in conformity with information relating to any Underwriter furnished to the Company in writing by such Underwriter through the Representatives expressly for use in such Time of Sale Information. No statement of material fact included in the Prospectus has been omitted from the Time of Sale Information and no statement of material fact included in the Time of Sale Information that is required to be included in the Prospectus has been omitted therefrom.

(c) Issuer Free Writing Prospectus. Other than the Preliminary Prospectus and the Prospectus, the Company (including its agents and representatives, other than the Underwriters in their capacity as such) has not made, used, prepared, authorized, approved or referred to and will not prepare, make, use, authorize, approve or refer to any “written communication” (as defined in Rule 405 under the Securities Act) that constitutes an offer to sell or solicitation of an offer to buy the Securities (each such communication by the Company or its agents and representatives (other than a communication referred to in clause (i) below) an “Issuer Free Writing Prospectus”) other than (i) any document not constituting a prospectus pursuant to Section 2(a)(10)(a) of the Securities Act or Rule 134 under the Securities Act, (ii) the documents listed on Annex B hereto and (iii) any electronic road show or other written communication approved in writing in advance by the Representatives. Each such Issuer Free Writing Prospectus complied in all material respects with the Securities Act, has been filed in accordance with the Securities Act (to the extent required thereby) and, when taken together with the Preliminary Prospectus accompanying, or delivered prior to delivery of, such Issuer Free Writing Prospectus, did not, and at the Closing Date will not, contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that the Company makes no representation and warranty with respect to any statements or omissions made in each such Issuer Free Writing Prospectus in reliance upon and in conformity with information relating to any Underwriter furnished to the Company in writing by such Underwriter through the Representatives expressly for use in any Issuer Free Writing Prospectus.

(d) Registration Statement and Prospectus. The Registration Statement is an “automatic shelf registration statement” as defined under Rule 405 of the Securities Act that has been filed with the Commission not earlier than three years prior to the date hereof; no notice of objection of the Commission to the use of such Registration Statement or any post-effective amendment thereto pursuant to Rule 401(g)(2) under the Securities Act has been received by the Company. No order suspending the effectiveness of the Registration Statement has been issued by the Commission and no proceeding for that purpose or pursuant to Section 8A of the Securities Act against the Company or related to the offering has been initiated or threatened by the Commission; as of the applicable effective date of the Registration Statement and any amendment thereto, the Registration Statement complied and will comply in all material respects with the Securities Act and with the Trust Indenture Act of 1939, as amended, and the rules and regulations of the Commission thereunder (collectively, the “Trust Indenture Act”), and did not and will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading; and as of the date of the Prospectus and any amendment or supplement thereto and as of the Closing Date, the Prospectus will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that the Company makes no representation and warranty with respect to (i) that part of the Registration Statement that constitutes the Statement of Eligibility and Qualification

(Form T-1) of the Trustee under the Trust Indenture Act or (ii) any statements or omissions made in reliance upon and in conformity with information relating to any Underwriter furnished to the Company in writing by such Underwriter through the Representatives expressly for use in the Registration Statement and the Prospectus and any amendment or supplement thereto.

(e) Incorporated Documents. The documents incorporated by reference in the Registration Statement, the Prospectus or the Time of Sale Information, when they were filed with the Commission, conformed in all material respects to the requirements of the Exchange Act and none of such documents contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; and any further documents so filed and incorporated by reference in the Registration Statement, the Prospectus or the Time of Sale Information on or prior to the Closing Date, when such documents become effective or are filed with the Commission, as the case may be, will conform in all material respects to the applicable requirements of the Exchange Act and will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(f) Financial Statements. The consolidated financial statements and the related notes thereto included or incorporated by reference in the Registration Statement, the Time of Sale Information and the Prospectus comply in all material respects with the applicable requirements of the Securities Act and the Exchange Act, as applicable, and present fairly, in all material respects, the financial position of the Company and its subsidiaries as of the dates indicated and the results of their operations and their cash flows for the periods specified; such financial statements have been prepared in conformity with generally accepted accounting principles applied on a consistent basis throughout the periods covered thereby, and the supporting schedules included or incorporated by reference in the Registration Statement present fairly the information required to be stated therein; the other financial information included or incorporated by reference in the Registration Statement, the Time of Sale Information and the Prospectus has been derived from the accounting records of the Company and its subsidiaries and presents fairly the information shown thereby.

(g) No Material Adverse Change. Since the date of the most recent consolidated financial statements of the Company included or incorporated by reference in the Registration Statement, the Time of Sale Information and the Prospectus, (i) there has not been any change in the capital stock or long-term debt of the Company or any of its subsidiaries, or any dividend or distribution of any kind declared, set aside for payment, paid or made by the Company on any class of capital stock (except for share repurchases under publicly announced stock repurchase programs authorized by the Board of Directors of the Company prior to the date hereof and the issuance of shares pursuant to the Company’s equity compensation plans), or any material adverse change, or any development involving a prospective material adverse change, in or affecting the business, properties, management, financial position or results of operations of the Company and its subsidiaries taken as a whole; (ii) neither the Company nor any of its subsidiaries has entered into any transaction or agreement that is material to the Company and its subsidiaries taken as a whole or incurred any liability or obligation, direct or contingent, that is material to the Company and its subsidiaries taken as a whole; and (iii) neither the Company nor any of its subsidiaries has sustained any material loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor disturbance or dispute or any action, order or decree of any court or arbitrator or governmental or regulatory authority, except in each of clauses (i), (ii) and (iii) as otherwise disclosed in the Registration Statement, the Time of Sale Information and the Prospectus.

(h) Organization and Good Standing. The Company and each of its “significant subsidiaries,” as such term is defined in Rule 1-02 of Regulation S-X under the Exchange Act, have been duly organized and are validly existing and in good standing under the laws of their respective jurisdictions of organization, are duly qualified to do business and are in good standing in each jurisdiction in which their respective ownership or lease of property or the conduct of their respective businesses as currently conducted requires such qualification, and have all power and authority necessary to own or hold their respective properties and to conduct the businesses in which they are currently engaged, except where the failure to be in good standing or to be so qualified or have such power or authority would not, individually or in the aggregate, have a material adverse effect on the business, properties, management, financial position or results of operations of the Company and its subsidiaries taken as a whole or on the performance by the Company of its obligations under the Securities (a “Material Adverse Effect”). The subsidiaries listed in Schedule 2 to this Agreement are the only significant subsidiaries of the Company.

(i) Capitalization. The Company has an authorized capitalization as set forth in the Registration Statement, the Time of Sale Information and the Prospectus under the heading “Capitalization” and all the outstanding shares of capital stock or other equity interests of each subsidiary of the Company (except for directors’ qualifying shares or other nominal shares held by other shareholders as required in certain jurisdictions) have been duly and validly authorized and issued, are fully paid and non-assessable and are owned directly or indirectly by the Company, free and clear of any lien, charge, encumbrance, security interest, restriction on voting or transfer or any other claim of any third party.

(j) Due Authorization. The Company has full right, power and authority to execute and deliver this Agreement, the Securities and the Indenture (collectively, the “Transaction Documents”) and to perform its obligations hereunder and thereunder; and all action required to be taken for the due and proper authorization, execution and delivery of each of the Transaction Documents and the consummation of the transactions contemplated thereby has been duly and validly taken.

(k) The Indenture. The Indenture has been duly authorized, executed and delivered by the Company and constitutes a valid and legally binding agreement of the

Company enforceable against the Company in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency or similar laws affecting the enforcement of creditors’ rights generally or by equitable principles relating to enforceability (collectively, the “Enforceability Exceptions”). The Indenture has been duly qualified under the Trust Indenture Act.

(l) The Securities. The Securities have been duly authorized by the Company and, when duly executed, authenticated, issued and delivered as provided in the Indenture and paid for as provided herein, will be duly and validly issued and outstanding and will constitute valid and legally binding obligations of the Company enforceable against the Company in accordance with their terms, subject to the Enforceability Exceptions, and will be entitled to the benefits of the Indenture.

(m) Underwriting Agreement. This Agreement has been duly authorized, executed and delivered by the Company.

(n) Descriptions of the Transaction Documents. Each Transaction Document conforms in all material respects to the description thereof contained in the Registration Statement, the Time of Sale Information and the Prospectus.

(o) No Violation or Default. Neither the Company nor any of its significant subsidiaries is (i) in violation of its charter or by-laws or similar organizational documents; (ii) in default, and no event has occurred that, with notice or lapse of time or both, would constitute such a default, in the due performance or observance of any term, covenant or condition contained in any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company or any of its significant subsidiaries is a party or by which the Company or any of its significant subsidiaries is bound or to which any of the property or assets of the Company or any of its significant subsidiaries is subject; or (iii) in violation of any law or statute or any judgment, order, rule or regulation of any court or arbitrator or governmental or regulatory authority, except, in the case of each of clauses (ii) and (iii) above, for any such default or violation that would not, individually or in the aggregate, have a Material Adverse Effect.

(p) No Conflicts. The execution, delivery and performance by the Company of each of the Transaction Documents, the issuance and sale of the Securities and compliance by the Company with the terms thereof and the consummation of the transactions contemplated by the Transaction Documents will not (i) conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any of its subsidiaries pursuant to, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries is bound or to which any of the property or assets of the Company or any of its subsidiaries is subject, (ii) result in any violation of the provisions of the charter or by-laws or similar organizational documents of the Company or any of its subsidiaries or (iii) result in the violation of any law or statute or any judgment, order, rule or regulation of any court or arbitrator or governmental or regulatory authority, except, in the case of each of clauses (i) and (iii) above, for any such conflict, breach or violation that would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(q) No Consents Required. No consent, approval, authorization, order, registration or qualification of or with any court or arbitrator or governmental or regulatory authority is required for the execution, delivery and performance by the Company of each of the Transaction Documents, the issuance and sale of the Securities and compliance by the Company with the terms thereof and the consummation of the transactions contemplated by the Transaction Documents, except for the registration of the Securities under the Securities Act and such consents, approvals, authorizations, orders and registrations or qualifications as may be required under applicable state securities laws in connection with the purchase and distribution of the Securities by the Underwriters.

(r) Legal Proceedings. Except as described in the Registration Statement, the Time of Sale Information and the Prospectus, there are no legal, governmental or regulatory investigations, actions, suits or proceedings pending to which the Company or any of its subsidiaries is or may be a party or to which any property of the Company or any of its subsidiaries is or may be the subject (collectively, “Actions or Proceedings”) that, individually or in the aggregate, the Company reasonably expects will have a Material Adverse Effect; no Action or Proceeding has been overtly threatened or, to the knowledge of the Company, contemplated by any governmental or regulatory authority or overtly threatened by others that, individually or when aggregated with any other Action or Proceeding, the Company reasonably expects will have a Material Adverse Effect; and (i) there are no current or pending legal, governmental or regulatory actions, suits or proceedings that are required under the Securities Act to be described in the Registration Statement that are not so described in the Registration Statement, the Time of Sale Information and the Prospectus and (ii) there are no statutes, regulations or contracts or other documents that are required under the Securities Act to be filed as exhibits to the Registration Statement or described in the Registration Statement or the Prospectus that are not so filed as exhibits to the Registration Statement or described in the Registration Statement, the Time of Sale Information and the Prospectus.

(s) Independent Registered Public Accounting Firm. PricewaterhouseCoopers LLP, who have opined on certain financial statements of the Company and its subsidiaries, is an independent registered public accounting firm with respect to the Company and its subsidiaries within the applicable rules and regulations adopted by the Commission and the Public Company Accounting Oversight Board (United States) and as required by the Securities Act.

(t) Title to Real and Personal Property. The Company and its subsidiaries have good and marketable title in fee simple to, or have valid rights to lease or otherwise use, all items of real and personal property that are material to the respective businesses of the Company and its subsidiaries, in each case free and clear of all liens, encumbrances, claims and defects and imperfections of title except those that (i) do not materially interfere with the use made and proposed to be made of such property by the Company and its subsidiaries or (ii) could not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect.

(u) Title to Intellectual Property. (i) To the knowledge of the Company, the Company and its subsidiaries own or possess adequate rights to use all material patents, patent applications, trademarks, service marks, trade names, trademark registrations, service mark registrations, copyrights, licenses and know-how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures) necessary for the conduct of their respective businesses; and (ii) the conduct of their respective businesses will not conflict in any material respect with any such rights of others, and the Company and its subsidiaries have not received any notice of any claim of infringement or conflict with any such rights of others, except, in the case of each of clauses (i) and (ii), as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(v) No Undisclosed Relationships. No relationship, direct or indirect, exists between or among the Company or any of its subsidiaries, on the one hand, and the directors, officers, stockholders, customers or suppliers of the Company or any of its subsidiaries, on the other, that is required by the Securities Act to be described in the Registration Statement and the Prospectus and that is not so described in such documents and in the Time of Sale Information.

(w) Investment Company Act. The Company is not and, after giving effect to the offering and sale of the Securities and the application of the proceeds thereof as described in the Registration Statement, the Time of Sale Information and the Prospectus, will not be an required to register as “investment company” or an entity “controlled” by an “investment company” within the meaning of the Investment Company Act of 1940, as amended, and the rules and regulations of the Commission thereunder (collectively, “Investment Company Act”).

(x) Licenses and Permits. The Company and its subsidiaries possess all licenses, certificates, permits and other authorizations issued by, and have made all declarations and filings with, the appropriate federal, state, local or foreign governmental or regulatory authorities that are necessary for the ownership or lease of their respective properties or the conduct of their respective businesses as described in the Registration Statement, the Time of Sale Information and the Prospectus (collectively, excluding such declarations and filings, the “Company Licenses”), except where the failure to possess or make the same could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect; and neither the Company nor any of its subsidiaries (i) has received notice of any revocation or modification of any Company License or (ii) has any reason to believe that any Company License will not be renewed in the ordinary course, except in the case of clauses (i) and (ii) above, as described in the Registration Statement, the Time of Sale Information or the Prospectus or where such revocation, modification or non-renewal could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(y) No Labor Disputes. No material labor disturbance by, or material dispute with, employees of the Company or any of its subsidiaries exists or, to the knowledge of the Company, is contemplated or threatened and the Company is not aware of any existing or imminent labor disturbance by, or dispute with, the employees of any of its or its subsidiaries’ principal suppliers, contractors or customers, except as could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(z) Compliance with Environmental Laws. (i) To the knowledge of the Company, the Company and its subsidiaries (x) are in compliance with applicable federal, state, local and foreign laws, rules, regulations, decisions and orders relating to the protection of human health and safety, the environment or hazardous or toxic substances or wastes, pollutants or contaminants (collectively, “Environmental Laws”); (y) have received and are in compliance with all permits, licenses, certificates or other authorizations or approvals required of them under applicable Environmental Laws to conduct their respective businesses; and (z) have not received notice of any actual or potential liability for the investigation or remediation of any disposal or release of hazardous or toxic substances or wastes, pollutants or contaminants, and (ii) there are no costs or liabilities associated with Environmental Laws of or relating to the Company or its subsidiaries, except in the case of each of clauses (i) and (ii) above, for any such failure to comply, or failure to receive required permits, licenses certificates or other authorizations or approvals, or cost or liability, as could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(aa) Compliance With ERISA. Each employee benefit plan, within the meaning of Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), that is maintained, administered or contributed to by the Company or any of its affiliates for employees or former employees of the Company and its affiliates has been maintained in compliance with its terms and the requirements of any applicable statutes, orders, rules and regulations, including but not limited to ERISA and the Internal Revenue Code of 1986, as amended (the “Code”), except as would not, individually or in the aggregate, have a Material Adverse Effect; no prohibited transaction, within the meaning of Section 406 of ERISA or Section 4975 of the Code, has occurred with respect to any such plan excluding transactions effected pursuant to a statutory or administrative exemption except as would not, individually or in the aggregate, have a Material Adverse Effect; and for defined benefit plan that is subject to the funding rules of Section 412 of the Code or Section 302 of ERISA, no “accumulated funding deficiency” as defined in Section 412 of the Code has been incurred, whether or not waived, and the fair market value of the assets of each such plan (excluding for these purposes accrued but unpaid contributions) exceeds the present value of all benefits accrued under such plan determined using reasonable actuarial assumptions except as would not, individually or in the aggregate, have a Material Adverse Effect.

(bb) Disclosure Controls. The Company maintains “disclosure controls and procedures” (as defined in Rule 13a-15(e) of the Exchange Act) designed to ensure that information required to be disclosed by the Company in reports that it files or submits under the Exchange Act is recorded, processed, summarized and reported within the time periods specified in the Commission’s rules and forms. The Company’s management (with the participation of its principal executive officer and the principal financial officer) have evaluated the effectiveness of the Company’s disclosure controls and procedures as of the end of the period covered by the Company’s Annual Report on Form 10-K for the fiscal year ended July 30, 2016, and its principal executive officer and principal financial officer have concluded that such disclosure controls and procedures are effective to ensure that information required to be disclosed by the Company in reports that it files or submits under the Exchange Act is recorded, processed, summarized and reported within the time periods specified in the rules and forms of the Commission.

(cc) Internal Control Over Financial Reporting. The Company maintains “internal control over financial reporting” (as defined in Rule 13a-15(f) of the Exchange Act) that complies with the requirements of the Exchange Act and has been designed to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles. Except as disclosed in the Registration Statement, the Time of Sale Information and the Prospectus, there are no material weaknesses in the design or operation of the Company’s internal control over financial reporting which are reasonably likely to adversely affect the Company’s ability to record, process, summarize and report financial information that have come to the attention of the Company’s management.

(dd) eXtensible Business Reporting Language. The interactive data in eXtensible Business Reporting Language incorporated by reference in the Registration Statement and the Time of Sale Information fairly presents the information called for in all material respects and has been prepared in accordance with the Commission’s rules and guidelines applicable thereto in all material respects.

(ee) No Broker’s Fees. Neither the Company nor any of its subsidiaries is a party to any contract, agreement or understanding with any person (other than this Agreement) that would give rise to a valid claim against the Company or any of its subsidiaries or any Underwriter for a brokerage commission, finder’s fee or like payment in connection with the offering and sale of the Securities.

(ff) No Registration Rights. No person has the right to require the Company or any of its subsidiaries to register any securities for sale under the Securities Act by reason of the filing of the Registration Statement with the Commission or the issuance and sale of the Securities.

(gg) No Stabilization. The Company has not taken, directly or indirectly, any action designed to or that could reasonably be expected to cause or result in any stabilization or manipulation of the price of the Securities.

(hh) Margin Rules. Neither the issuance, sale and delivery of the Securities nor the application of the proceeds thereof by the Company as described in the Registration Statement, the Time of Sale Information and the Prospectus will violate Regulation T, U or X of the Board of Governors of the Federal Reserve System or any other regulation of such Board of Governors.

(ii) Forward-Looking Statements. No forward-looking statement (within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act) contained in the Registration Statement, the Time of Sale Information and the Prospectus has been made or reaffirmed without a reasonable basis or has been disclosed other than in good faith.

(jj) Sarbanes-Oxley Act. There is and has been no failure on the part of the Company or any of the Company’s directors or officers, in their capacities as such, to comply in all material respects with any provision of the Sarbanes-Oxley Act of 2002 and the rules and regulations promulgated in connection therewith (the “Sarbanes-Oxley Act”), including Section 402 related to loans and Sections 302 and 906 related to certifications.

(kk) Status Under the Securities Act. The Company is not an ineligible issuer and is a well-known seasoned issuer, in each case as defined in Rule 405 under the Securities Act, in each case at the times specified in the Securities Act in connection with the offering of the Securities. The Company has paid the registration fee for this offering pursuant to Rule 456(b)(1) under the Securities Act or will pay such fees within the time period required by such rule (without giving effect to the proviso therein).

4. Further Agreements of the Company. The Company covenants and agrees with each Underwriter that:

(a) Required Filings. The Company will file the Prospectus with the Commission within the time periods specified by Rule 424(b) and Rule 430A, 430B or 430C under the Securities Act and will file any Issuer Free Writing Prospectus to the extent required by Rule 433 under the Securities Act; and the Company will furnish copies of the Prospectus and each Issuer Free Writing Prospectus (to the extent not previously delivered) to the Underwriters in New York City prior to 10:00 A.M., New York City time, on the business day next succeeding the date of this Agreement in such quantities as the Representatives may reasonably request. The Company has paid or will pay the registration fees for this offering within the time period required by Rule 456(b)(1)(i) under the Securities Act (without giving effect to the proviso in such rule).

(b) Delivery of Copies. The Company will deliver, without charge, (i) to the Representatives, one facsimile copy of the Registration Statement as originally filed and each amendment thereto, in each case including all exhibits and consents filed therewith; and (ii) to each Underwriter (A) a conformed copy of the Registration Statement as originally filed and each amendment thereto, in each case including all exhibits and consents filed therewith and (B) during the Prospectus Delivery Period (as defined below), as many copies of the Prospectus (including all amendments and supplements thereto and documents incorporated by reference therein) and each Issuer Free Writing Prospectus as the Representatives may reasonably request. As used herein, the term “Prospectus Delivery Period” means such period of time after the first date of the public offering of the Securities as in the opinion of counsel for the Underwriters a prospectus relating to the Securities is required by law to be delivered (or required to be delivered but for Rule 172 under the Securities Act) in connection with sales of the Securities by any Underwriter or dealer.

(c) Amendments or Supplements; Issuer Free Writing Prospectuses. Before preparing, using, authorizing, approving, referring to or filing any Issuer Free Writing Prospectus, and before filing any amendment or supplement to the Registration Statement or the Prospectus, whether before or after the time that the Registration Statement becomes effective the Company will furnish to the Representatives and counsel for the Underwriters a copy of the proposed Issuer Free Writing Prospectus, amendment or supplement for review and will not prepare, use, authorize, approve, refer to or file any such Issuer Free Writing Prospectus or file any such proposed amendment or supplement to which the Representatives reasonably objects.

(d) Notice to the Representatives. The Company will advise the Representatives promptly, and confirm such advice in writing, (i) when any amendment to the Registration Statement has been filed or becomes effective; (ii) when any supplement to the Prospectus or any amendment to the Prospectus or any Issuer Free Writing Prospectus has been filed; (iii) of any request by the Commission for any amendment to the Registration Statement or any amendment or supplement to the Prospectus or the receipt of any comments from the Commission relating to the Registration Statement or any other request by the Commission for any additional information; (iv) of the issuance by the Commission of any order suspending the effectiveness of the Registration Statement or preventing or suspending the use of any Preliminary Prospectus or the Prospectus or the initiation or threatening of any proceeding for that purpose or pursuant to Section 8A of the Securities Act; (v) of the occurrence of any event within the Prospectus Delivery Period as a result of which the Prospectus, the Time of Sale Information or any Issuer Free Writing Prospectus as then amended or supplemented would include any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances existing when the Prospectus, the Time of Sale Information or any such Issuer Free Writing Prospectus is delivered to a purchaser, not misleading; (vi) of the receipt by the Company of any notice of objection of the Commission to the use of the Registration Statement or any post-effective amendment thereto pursuant to Rule 401(g)(2) under the Securities Act; and (vii) of the receipt by the Company of any notice with respect to any suspension of the qualification of the Securities for offer and sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose; and the Company will use its reasonable best efforts to prevent the issuance of any such order suspending the effectiveness of the Registration Statement, preventing or suspending the use of any Preliminary Prospectus or the Prospectus or suspending any such qualification of the Securities and, if any such order is issued, will obtain as soon as possible the withdrawal thereof.

(e) Ongoing Compliance. (1) If during the Prospectus Delivery Period (i) any event shall occur or condition shall exist as a result of which the Prospectus as then amended or supplemented would include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances existing when the Prospectus is delivered to a purchaser, not misleading or (ii) it is necessary to amend or supplement the Prospectus to comply with law, the Company will promptly notify the Underwriters thereof and forthwith prepare and, subject to paragraph (c) above, file with the Commission and furnish to the Underwriters and to such dealers as the Representatives may designate, such amendments or supplements to the Prospectus as may be necessary so that the statements in the Prospectus as so amended or supplemented will not, in the light of the circumstances existing when the Prospectus is delivered to a purchaser, be misleading or so that the Prospectus will comply with law and (2) if at any time prior to the Closing Date (i) any event shall occur or condition shall exist as a result of which the Time of Sale Information as then amended or supplemented would include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading or (ii) it is necessary to amend or supplement the Time of Sale Information to comply with law, the Company will immediately notify the Underwriters thereof and forthwith prepare and, subject to paragraph (c) above, file with the Commission (to the extent required) and furnish to the Underwriters and to such dealers as the Representatives may designate, such amendments or supplements to the Time of Sale Information as may be necessary so that the statements in the Time of Sale Information as so amended or supplemented will not, in the light of the circumstances, be misleading or so that the Time of Sale Information will comply with law.

(f) Blue Sky Compliance. The Company will cooperate with the Representatives and counsel for the Underwriters to qualify or register the Securities for offer and sale under, or obtain exemptions from the application of, the securities or Blue Sky laws of such jurisdictions as the Representatives shall reasonably request and will continue such qualifications in effect so long as required for distribution of the Securities; provided that the Company shall not be required to (i) qualify as a foreign corporation or other entity or as a dealer in securities in any such jurisdiction where it would not otherwise be required to so qualify, (ii) file any general consent to service of process in any such jurisdiction or (iii) subject itself to taxation in any such jurisdiction if it is not otherwise so subject.

(g) Earning Statement. The Company will make generally available to its security holders and the Representatives as soon as practicable an earning statement that satisfies the provisions of Section 11(a) of the Securities Act and Rule 158 of the Commission promulgated thereunder covering a period of at least twelve months beginning with the first fiscal quarter of the Company occurring after the “effective date” (as defined in Rule 158) of the Registration Statement.

(h) Clear Market. During the period from the date hereof through and including the business day following the Closing Date, the Company will not, without the prior written consent of the Representatives, offer, sell, contract to sell or otherwise dispose of any debt securities issued or guaranteed by the Company and having a tenor of more than one year.

(i) Use of Proceeds. The Company will apply the net proceeds from the sale of the Securities as described in the Registration Statement, the Time of Sale Information and the Prospectus under the heading “Use of Proceeds.”

(j) No Stabilization. The Company will not take, directly or indirectly, any action designed to or that could reasonably be expected to cause or result in any stabilization or manipulation of the price of the Securities.

5. Certain Agreements of the Underwriters. Each Underwriter hereby represents and agrees that:

(a) It has not and will not use, authorize use of, refer to or participate in the planning for use of, any “free writing prospectus” as defined in Rule 405 under the Securities Act (which term includes use of any written information furnished to the Commission by the Company and not incorporated by reference into the Registration Statement and any press release issued by the Company) other than (i) a free writing prospectus that contains no “issuer information” (as defined in Rule 433(h)(2) under the Securities Act) that was not included (including through incorporation by reference) in the Preliminary Prospectus or a previously filed Issuer Free Writing Prospectus, (ii) any Issuer Free Writing Prospectus listed on Annex B or prepared pursuant to Section 3(c) or Section 4(c) above (including any electronic road show) or (iii) any free writing prospectus prepared by such Underwriter and approved by the Company in advance in writing (each such free writing prospectus referred to in clauses (i) or (iii), an “Underwriter Free Writing Prospectus”).

(b) It has not and will not distribute any Underwriter Free Writing Prospectus referred to in clause (a)(i) in a manner reasonably designed to lead to its broad unrestricted dissemination.

(c) It has not used and will not use, without the prior written consent of the Company, any free writing prospectus that contains the final terms of the Securities unless such terms have previously been included in a free writing prospectus filed with the Commission; provided that Underwriters may use a term sheet substantially in the form of Annex C hereto without the consent of the Company.

(d) In relation to each Member State of the European Economic Area (each, a “Relevant Member State”), with effect from and including the date on which the Prospectus Directive is implemented in that Relevant Member State (the “Relevant Implementation Date”) it has not made and will not make an offer of Securities to the public in that Relevant Member State other than:

(i) to any legal entity which is a qualified investor as defined in the Prospectus Directive;

(ii) to fewer than 150 natural or legal persons (other than qualified investors as defined in the Prospectus Directive), subject to obtaining the prior consent of the representatives for any such offer; or

(iii) in any other circumstances falling within Article 3(2) of the Prospectus Directive,

provided that no such offer of Securities shall require the Company or any Underwriter to publish a prospectus pursuant to Article 3 of the Prospectus Directive or supplement a prospectus pursuant to Article 16 of the Prospectus Directive.

For the purposes of this Section 5(d), the expression an “offer of Securities to the public” in relation to any Securities in any Relevant Member State means the communication in any form and by any means of sufficient information on the terms of the offer and the Securities to be offered so as to enable an investor to decide to purchase or subscribe the Securities, as the same may be varied in that Member State by any measure implementing the Prospectus Directive in that Member State, the expression “Prospectus Directive” means Directive 2003/71/EC (as amended, including by Directive 2010/73/EU), and includes any relevant implementing measure in the Relevant Member State.

(e) It has only communicated or caused to be communicated and will only communicate or cause to be communicated an invitation or inducement to engage in investment activity (within the meaning of Section 21 of the Financial Services and Markets Act 2000) in connection with the issue or sale of the Securities in circumstances in which Section 21(1) of such Act does not apply to the Company and it has complied and will comply with all applicable provisions of such Act with respect to anything done by it in relation to any Securities in, from or otherwise involving the United Kingdom.

(f) It will not offer or sell any Securities, directly or indirectly, in Japan or to, or for the benefit of, any resident of Japan (which term as used in this Section 5(f) means any person resident in Japan, including any corporation or other entity organized under the laws of Japan), or to others for re-offering or resale, directly or indirectly, in Japan or to, or for the benefit of, a resident of Japan, except pursuant to an exemption from the registration requirements of, and otherwise in compliance with, the Financial Instruments and Exchange Law and any other applicable laws, regulations and governmental guidelines of Japan.

6. Conditions of Underwriters’ Obligations. The obligation of each Underwriter to purchase Securities on the Closing Date as provided herein is subject to the performance by the Company of its covenants and other obligations hereunder and to the following additional conditions:

(a) Registration Compliance; No Stop Order. No order suspending the effectiveness of the Registration Statement shall be in effect, and no proceeding for such purpose, pursuant to Rule 401(g)(2) or pursuant to Section 8A under the Securities Act shall be pending before or threatened by the Commission; the Prospectus and each Issuer Free Writing Prospectus shall have been timely filed with the Commission under the Securities Act (in the case of an Issuer Free Writing Prospectus, to the extent required by Rule 433 under the Securities Act) and in accordance with Section 4(a) hereof; and all requests by the Commission for additional information shall have been complied with to the reasonable satisfaction of the Representatives.

(b) Representations and Warranties. The representations and warranties of the Company contained herein shall be true and correct at the Time of Sale, on the date hereof and on and as of the Closing Date; and the statements of the Company and its officers made in any certificates delivered pursuant to this Agreement shall be true and correct on and as of the Closing Date.

(c) No Downgrade. Subsequent to the execution and delivery of this Agreement, (i) no downgrading shall have occurred in the rating accorded the Securities or any other debt securities or preferred stock of or guaranteed by the Company or any of its subsidiaries by any “nationally recognized statistical rating organization” as such term is defined in Section 3(a)(62) of the Exchange Act and (ii) no such organization shall have publicly announced that it has under surveillance or review, or has changed its outlook with respect to, its rating of the Securities or of any other debt securities or preferred stock of or guaranteed by the Company or any of its subsidiaries (other than an announcement with positive implications of a possible upgrading).

(d) No Material Adverse Change. No event or condition of a type described in Section 3(g) hereof shall have occurred or shall exist, which event or condition is not described in the Time of Sale Information (excluding any amendment or supplement thereto) and the Prospectus (excluding any amendment or supplement thereto) and the effect of which in the judgment of the Representatives makes it impracticable or inadvisable to proceed with the offering, sale or delivery of the Securities on the terms and in the manner contemplated by this Agreement, the Time of Sale Information and the Prospectus.

(e) Officer’s Certificate. The Representatives shall have received on and as of the Closing Date a certificate of an executive officer of the Company who has specific knowledge of the Company’s financial matters and is satisfactory to the Representatives (i) confirming that such officer has carefully reviewed the Registration Statement, the Time of Sale Information and the Prospectus and, to the best knowledge of such officer, the representations set forth in Sections 3(b) and 3(d) hereof are true and correct, (ii) confirming that the other representations and warranties of the Company in this Agreement are true and correct and that the Company has complied with all agreements and satisfied all conditions on its part to be performed or satisfied hereunder at or prior to the Closing Date and (iii) to the effect set forth in paragraphs (a), (c) and (d) above; provided that such certificate shall be made on behalf of the Company solely in such officer’s capacity as an officer of the Company and not as an individual.

(f) Comfort Letters. On the date of this Agreement and on the Closing Date, PricewaterhouseCoopers LLP shall have furnished to the Representatives, at the request of the Company, letters, dated the respective dates of delivery thereof and addressed to the Underwriters, in form and substance reasonably satisfactory to the Representatives, containing statements and information of the type customarily included in accountants’ “comfort letters” to underwriters with respect to the financial statements and certain financial information contained or incorporated by reference in the Registration Statement, the Time of Sale Information and the Prospectus; provided that the letter delivered on the Closing Date shall use a “cut-off” date no more than three business days prior to the Closing Date.

(g) Opinion of Counsel for the Company. (i) Fenwick & West LLP, counsel for the Company, shall have furnished to the Representatives, at the request of the Company, their written opinion, dated the Closing Date and addressed to the Underwriters, in form and substance reasonably satisfactory to the Representatives, to the effect set forth in Annex A-1 hereto; and (ii) Mark Chandler, general counsel for the Company, shall have furnished to the Representatives, at the request of the Company, his written opinion, dated the Closing Date and addressed to the Underwriters, in form and substance reasonably satisfactory to the Representatives, to the effect set forth in Annex A-2 hereto.

(h) Opinion of Counsel for the Underwriters. The Representatives shall have received on and as of the Closing Date an opinion of Davis Polk & Wardwell LLP, counsel for the Underwriters, with respect to such matters as the Representatives may reasonably request, and such counsel shall have received such documents and information as they may reasonably request to enable them to pass upon such matters.

(i) No Legal Impediment to Issuance. No action shall have been taken and no statute, rule, regulation or order shall have been enacted, adopted or issued by any federal, state or foreign governmental or regulatory authority that would, as of the Closing Date, prevent the issuance or sale of the Securities; and no injunction or order of any federal, state or foreign court shall have been issued that would, as of the Closing Date, prevent the issuance or sale of the Securities.

(j) Good Standing. The Representatives shall have received on and as of the Closing Date satisfactory evidence of the good standing of the Company in its jurisdiction of organization and its good standing as a foreign corporation in such other jurisdictions as the Representatives may reasonably request, in each case in writing or any standard form of telecommunication from the appropriate governmental authorities of such jurisdictions.

(k) Additional Documents. On or prior to the Closing Date, the Company shall have furnished to the Representatives such further certificates and documents as the Representatives may reasonably request.

All opinions, letters, certificates and evidence mentioned above or elsewhere in this Agreement shall be deemed to be in compliance with the provisions hereof only if they are in form and substance reasonably satisfactory to counsel for the Underwriters.

7. Indemnification and Contribution.

(a) Indemnification of the Underwriters. The Company agrees to indemnify and hold harmless each Underwriter, its affiliates, directors and officers and each person, if any, who controls such Underwriter within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, from and against any and all losses, claims, damages and liabilities (including, without limitation, reasonable legal fees and other reasonable expenses incurred in connection with any suit, action or proceeding or any claim asserted, as such fees and expenses are incurred), joint or several, that arise out of, or are based upon, (i) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary in order to make the statements therein, not misleading, or (ii) any untrue statement or alleged untrue statement of a material fact contained in the Prospectus (or any amendment or supplement thereto), any Issuer Free Writing Prospectus or any Time of Sale Information, or caused by any omission or alleged omission to state therein a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, in each of clauses (i) and (ii) except insofar as such losses, claims, damages or liabilities arise out of, or are based upon, any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with any information relating to any Underwriter furnished to the Company in writing by such Underwriter through the Representatives expressly for use therein.

(b) Indemnification of the Company. Each Underwriter agrees, severally and not jointly, to indemnify and hold harmless the Company, its directors, its officers who signed the Registration Statement and each person, if any, who controls the Company within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act to the same extent as the indemnity set forth in paragraph (a) above, but only with respect to any losses, claims, damages or liabilities (including, without limitation, reasonable legal fees and other reasonable expenses incurred in connection with any suit, action or proceeding or any claim asserted, as such fees and expenses are incurred), that arise out of, or are based upon, any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with any information relating to such Underwriter furnished to the Company in writing by such Underwriter through the Representatives expressly for use in the Registration Statement, the Prospectus (or any amendment or supplement thereto), any Issuer Free Writing Prospectus or any Time of Sale Information, it being understood and agreed that the only such information furnished by the Underwriters consists of the following: the third, seventh and eighth full paragraphs under the caption “Underwriting” in the Time of Sale Information and the Prospectus.

(c) Notice and Procedures. If any suit, action, proceeding (including any governmental or regulatory investigation), claim or demand shall be brought or asserted against any person in respect of which indemnification may be sought pursuant to either paragraph (a) or (b) above, such person (the “Indemnified Person”) shall promptly notify the person against whom such indemnification may be sought (the “Indemnifying Person”) in writing; provided that the failure to notify the Indemnifying Person shall not relieve it from any liability that it may have under this Section 7 except to the extent that it has been materially prejudiced (through the forfeiture of substantive rights or defenses) by such failure; and provided, further, that the failure to notify the Indemnifying Person shall not relieve it from any liability that it may have to an Indemnified Person otherwise than under this Section 7. If any such proceeding shall be brought or asserted against an Indemnified Person and it shall have notified the Indemnifying Person thereof, the Indemnifying Person shall retain counsel reasonably satisfactory to the Indemnified Person (who shall not, without the consent of the Indemnified Person, be counsel to the Indemnifying Person) to represent the Indemnified Person in such proceeding and shall pay the fees and expenses of such counsel related to such proceeding, as incurred. In any such proceeding, any Indemnified Person shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such Indemnified Person unless (i) the Indemnifying Person and the Indemnified Person shall have mutually agreed to the contrary; or (ii) the Indemnifying Person has failed within a reasonable time to retain counsel reasonably satisfactory to the Indemnified Person. It is understood and agreed that the Indemnifying Person shall not, in connection with any proceeding or related proceeding in the same jurisdiction, be liable for the fees and expenses of more than one separate firm (in addition to any local counsel) for all Indemnified Persons, and that all such fees and expenses shall be reimbursed as they are incurred. Any such separate firm for any Underwriter, its affiliates, directors and officers and any control persons of such Underwriter shall be designated in writing by the Representatives and any such separate firm for the Company, its directors, its officers who signed the Registration Statement and any control persons of the Company shall be designated in writing by the Company. The Indemnifying Person shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the Indemnifying Person agrees to indemnify each Indemnified Person from and against any loss or liability by reason of such settlement or judgment. Notwithstanding the foregoing sentence, if at any time an Indemnified Person shall have requested that an

Indemnifying Person reimburse the Indemnified Person for fees and expenses of counsel as contemplated by this paragraph, the Indemnifying Person shall be liable for any settlement of any proceeding effected without its written consent if (i) such settlement is entered into more than 30 days after receipt by the Indemnifying Person of such request and (ii) the Indemnifying Person shall not have reimbursed the Indemnified Person in accordance with such request prior to the date of such settlement. No Indemnifying Person shall, without the written consent of the Indemnified Person, effect any settlement of any pending or threatened proceeding in respect of which any Indemnified Person is or could have been a party and indemnification could have been sought hereunder by such Indemnified Person, unless such settlement (x) includes an unconditional release of such Indemnified Person, in form and substance reasonably satisfactory to such Indemnified Person, from all liability on claims that are the subject matter of such proceeding and (y) does not include any statement as to or any admission of fault, culpability or a failure to act by or on behalf of any Indemnified Person.

(d) Contribution. If the indemnification provided for in paragraphs (a) and (b) above is unavailable to an Indemnified Person or insufficient in respect of any losses, claims, damages or liabilities referred to therein, then each Indemnifying Person under such paragraph, in lieu of indemnifying such Indemnified Person thereunder, shall contribute to the amount paid or payable by such Indemnified Person as a result of such losses, claims, damages or liabilities (i) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Underwriters on the other from the offering of the Securities or (ii) if the allocation provided by clause (i) is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) but also the relative fault of the Company on the one hand and the Underwriters on the other in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and the Underwriters on the other shall be deemed to be in the same respective proportions as the net proceeds (before deducting expenses) received by the Company from the sale of the Securities and the total underwriting discounts and commissions received by the Underwriters in connection therewith, in each case as set forth in the table on the cover of the Prospectus, bear to the aggregate offering price of the Securities. The relative fault of the Company on the one hand and the Underwriters on the other shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or by the Underwriters and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

(e) Limitation on Liability. The Company and the Underwriters agree that it would not be just and equitable if contribution pursuant to this Section 7 were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation that does not take account of the equitable considerations referred to in paragraph (d) above. The amount paid or payable by an Indemnified Person as a result of the losses, claims, damages and liabilities referred to in paragraph (d) above shall be deemed to include, subject to the limitations set forth above, any legal or other expenses incurred by such Indemnified Person in connection with any such action or claim. Notwithstanding the provisions of this Section 7, in no event shall an Underwriter be required to contribute any amount in excess of the amount by which the total underwriting discounts and commissions received by such Underwriter with respect to the offering of the Securities exceeds the amount of any damages that such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters’ obligations to contribute pursuant to this Section 7 are several in proportion to their respective purchase obligations hereunder and not joint.

(f) Non-Exclusive Remedies. The remedies provided for in this Section 7 are not exclusive and shall not limit any rights or remedies which may otherwise be available to any Indemnified Person at law or in equity.

8. Effectiveness of Agreement. This Agreement shall become effective upon the execution and delivery hereof by the parties hereto.

9. Termination. This Agreement may be terminated in the absolute discretion of the Representatives, by notice to the Company, if after the execution and delivery of this Agreement and prior to the Closing Date (i) trading generally shall have been suspended or materially limited on The New York Stock Exchange or The NASDAQ Global Select Market; (ii) trading of any securities issued or guaranteed by the Company shall have been suspended on any exchange or in any over-the-counter market; (iii) a general moratorium on commercial banking activities shall have been declared by federal or New York State authorities; (iv) there shall have occurred any outbreak or escalation of hostilities or any change in financial markets or any calamity or crisis, either within or outside the United States, that, in the judgment of the Representatives, is material and adverse and makes it impracticable or inadvisable to proceed with the offering, sale or delivery of the Securities on the terms and in the manner contemplated by this Agreement, the Time of Sale Information and the Prospectus; or (v) the representation in Section 3(b) is incorrect in any respect.

10. Defaulting Underwriter. (a) If, on the Closing Date, any Underwriter defaults on its obligation to purchase the Securities that it has agreed to purchase hereunder, the non-defaulting Underwriters may in their discretion arrange for the purchase of such Securities by other persons satisfactory to the Company on the terms contained in this Agreement. If, within 36 hours after any such default by any Underwriter, the non-defaulting Underwriters do not arrange for the purchase of such Securities, then the Company shall be entitled to a further period of 36 hours within which to procure other persons satisfactory to the non-defaulting Underwriters to purchase such Securities on such terms. If other persons become obligated or agree to purchase the Securities of a defaulting Underwriter, either the non-defaulting Underwriters or the Company may postpone the Closing Date for up to five full business days in order to effect any changes that in the opinion of counsel for the Company or counsel for the Underwriters may be necessary in the Registration Statement and the Prospectus or in any other document or arrangement, and the Company agrees to promptly prepare any amendment or supplement to the Registration Statement and the Prospectus that effects any such changes. As used in this Agreement, the term “Underwriter” includes, for all purposes of this Agreement unless the context otherwise requires, any person not listed in Schedule 1 hereto that, pursuant to this Section 10, purchases Securities that a defaulting Underwriter agreed but failed to purchase.

(b) If, after giving effect to any arrangements for the purchase of the Securities of a defaulting Underwriter or Underwriters by the non-defaulting Underwriters and the Company as provided in paragraph (a) above, the aggregate principal amount of such Securities that remains unpurchased does not exceed one-eleventh of the aggregate principal amount of all the Securities, then the Company shall have the right to require each non-defaulting Underwriter to purchase the principal amount of Securities that such Underwriter agreed to purchase hereunder plus such Underwriter’s pro rata share (based on the principal amount of Securities that such Underwriter agreed to purchase hereunder) of the Securities of such defaulting Underwriter or Underwriters for which such arrangements have not been made.

(c) If, after giving effect to any arrangements for the purchase of the Securities of a defaulting Underwriter or Underwriters by the non-defaulting Underwriters and the Company as provided in paragraph (a) above, the aggregate principal amount of such Securities that remains unpurchased exceeds one-eleventh of the aggregate principal amount of all the Securities, or if the Company shall not exercise the right described in paragraph (b) above, then this Agreement shall terminate without liability on the part of the non-defaulting Underwriters. Any termination of this Agreement pursuant to this Section 10 shall be without liability on the part of the Company, except that the Company will continue to be liable for the payment of expenses as set forth in Section 11 hereof and except that the provisions of Section 7 hereof shall not terminate and shall remain in effect.

(d) Nothing contained herein shall relieve a defaulting Underwriter of any liability it may have to the Company or any non-defaulting Underwriter for damages caused by its default.

11. Payment of Expenses. (a) Whether or not the transactions contemplated by this Agreement are consummated or this Agreement is terminated, the Company will pay or cause to be paid all costs and expenses incident to the performance of its obligations hereunder, including without limitation, (i) the costs incident to the authorization, issuance, sale, preparation and delivery of the Securities and any taxes payable in that connection; (ii) the costs incident to the preparation, printing and filing under the Securities Act of the Registration Statement, the Preliminary Prospectus, any Issuer Free Writing Prospectus, any Time of Sale Information and the Prospectus (including all exhibits, amendments and supplements thereto) and the distribution thereof; (iii) the costs of reproducing and distributing each of the Transaction Documents; (iv) the fees and expenses of the Company’s counsel and independent accountants; (v) the fees and expenses incurred in connection with the registration or qualification and determination of eligibility for investment of the Securities under the laws of such jurisdictions as the Representatives may designate and the preparation, printing and distribution of a Blue Sky Memorandum (including the related reasonable fees and expenses of counsel for the Underwriters); (vi) any fees charged by rating agencies for rating the Securities; (vii) the fees and expenses of the Trustee and any paying agent (including related fees and expenses of any counsel to such parties); (viii) all expenses and application fees incurred in connection with any filing with, and clearance of the offering by, the Financial Industry Regulatory Authority, Inc.; and (ix) all expenses incurred by the Company in connection with any “road show” presentation to potential investors.

(b) If (i) the Company fails to satisfy the conditions under Section 6 (other than delivery of the opinion of counsel for the Underwriters pursuant to paragraph 6(h)); (ii) this Agreement is terminated pursuant to Section 9(ii), (iii) this Agreement is terminated pursuant to Section 9(v) (other than if the Company and the Underwriters subsequently enter into another agreement for the Underwriters to underwrite the same or substantially similar securities of the Company); or (iv) the Company for any reason fails to tender the Securities for delivery to the Underwriters, the Company agrees to reimburse the Underwriters for all out-of-pocket costs and expenses (including the fees and expenses of their counsel) reasonably incurred by the Underwriters in connection with this Agreement and the offering contemplated hereby.

12. Assignment. The parties hereby agree that Merrill Lynch, Pierce, Fenner & Smith Incorporated may, without notice to the Company, assign its rights and obligations under this Agreement to any other registered broker-dealer wholly-owned by Bank of America Corporation to which all or substantially all of Merrill Lynch, Pierce, Fenner & Smith Incorporated’s capital markets, investment banking or related businesses may be transferred following the date of this Agreement.

13. Persons Entitled to Benefit of Agreement. This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective successors and the officers and directors and any controlling persons referred to herein, and the affiliates of each Underwriter referred to in Section 7 hereof. Nothing in this Agreement is intended or shall be construed to give any other person any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision contained herein. No purchaser of Securities from any Underwriter shall be deemed to be a successor merely by reason of such purchase.

14. Survival. The respective indemnities, rights of contribution, representations, warranties and agreements of the Company and the Underwriters contained in this Agreement or made by or on behalf of the Company or the Underwriters pursuant to this Agreement or any certificate delivered pursuant hereto shall survive the delivery of and payment for the Securities and shall remain in full force and effect, regardless of any termination of this Agreement or any investigation made by or on behalf of the Company or the Underwriters.

15. Certain Defined Terms. For purposes of this Agreement, (a) except where otherwise expressly provided, the term “affiliate” has the meaning set forth in Rule 405 under the Securities Act; (b) the term “business day” means any day other than a day on which banks are permitted or required to be closed in New York City; and (c) the term “subsidiary” means “majority-owned subsidiary” as defined under Rule 405 of the Securities Act.

16. Patriot Act. In accordance with the requirements of the USA Patriot Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)), the Underwriters are required to obtain, verify and record information that identifies their respective clients, including the Company, which information may include the name and address of their respective clients, as well as other information that will allow the Underwriters to properly identify their respective clients.

17. Miscellaneous. (a) Authority of the Representatives. Any action by the Underwriters hereunder may be taken by the Representatives on behalf of the Underwriters, and any such action taken by the Representatives shall be binding upon the Underwriters.

(b) Notices. All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given if mailed or transmitted and confirmed by any standard form of telecommunication. Notices to the Underwriters shall be given to the Representatives c/o Citigroup Global Markets Inc., 388 Greenwich Street, New York, New York 10013, Fax: (646) 291-1469, Attention: General Counsel; c/o HSBC Securities (USA) Inc., 452 Fifth Avenue, New York, New York 10018, Fax: (646) 578-0238 or email: tmg.americas@us.hsbc.com, Attention: Transaction Management, c/o J.P. Morgan Securities LLC, 383 Madison Avenue, New York, New York 10179, Fax: (212) 834-6081, Attention: Investment Grade Syndicate Desk, 3rd Fl.; c/o Merrill Lynch, Pierce, Fenner & Smith Incorporated, 50 Rockefeller Plaza, NY1-050-12-01, New York, New York 10020, Fax: (212) 901-7881 (use this address only for notice information; for all other purposes, use One Bryant Park, New York, NY 10036); and c/o Morgan Stanley & Co. LLC, 1585 Broadway, New York, New York 10036, Fax: (212) 507-8999, Attention: Investment Banking Division. Notices to the Company shall be given to it at 170 West Tasman Drive, San Jose, California 95134-1706, Fax: (408) 526-8050 or email: rbiscay@cisco.com, Attention: Roger Biscay (Senior Vice President, Treasurer and Global Risk Management), with a copy to Mark Chandler (Senior Vice President, Legal Services and General Counsel, and Chief Compliance Officer), Fax: (408) 526-8220 or email: machandl@cisco.com.

(c) Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York.

(d) Waiver of Jury Trial. The parties hereto hereby irrevocably waive, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Agreement or the transactions contemplated hereby.

(e) Counterparts. This Agreement may be signed in counterparts (which may include counterparts delivered by any standard form of telecommunication), each of which shall be an original and all of which together shall constitute one and the same instrument.

(f) Amendments or Waivers. No amendment or waiver of any provision of this Agreement, nor any consent or approval to any departure therefrom, shall in any event be effective unless the same shall be in writing and signed by the parties hereto.

(g) Headings. The headings herein are included for convenience of reference only and are not intended to be part of, or to affect the meaning or interpretation of, this Agreement.

[Signature pages follow]

If the foregoing is in accordance with your understanding, please indicate your acceptance of this Agreement by signing in the space provided below.

Very truly yours,

CISCO SYSTEMS, INC.

By:	/s/ Roger Biscay
Name: Roger Biscay
Title: Senior Vice President, Treasurer, and Global Risk Management

[Signature Page – Underwriting Agreement]

For themselves and on behalf of the several Underwriters listed in Schedule 1 hereto.

Accepted as of the date hereof.

CITIGROUP GLOBAL MARKETS INC.

HSBC SECURITIES (USA) INC.

J.P. MORGAN SECURITIES LLC

MERRILL LYNCH, PIERCE, FENNER & SMITH

                                 INCORPORATED

MORGAN STANLEY & CO. LLC

CITIGROUP GLOBAL MARKETS INC.

BY:	/s/ Brian D. Bednarski
Name: Brian D. Bednarski
Title: Managing Director

HSBC SECURITIES (USA) INC.

BY:	/s/ Luiz Lanfredi
Name: Luiz Lanfredi
Title: Vice President

J.P. MORGAN SECURITIES LLC

By:	/s/ Som Bhattacharyya
Name: Som Bhattacharyya
Title: Vice President

MERRILL LYNCH, PIERCE, FENNER & SMITH

                                 INCORPORATED

By:	/s/ Laurie Campbell
Name: Laurie Campbell
Title: Managing Director

MORGAN STANLEY & CO. LLC

By:	/s/ Yurij Slyz
Name: Yurij Slyz
Title: Executive Director

[Signature Page – Underwriting Agreement]

Schedule 1

Underwriter	Principal Amount of Floating Rate Notes	Principal Amount of 2019 Notes	Principal Amount of 2021 Notes	Principal Amount of 2023 Notes	Principal Amount of 2026 Notes
Citigroup Global Markets Inc.	$60,000,000	$180,000,000	$240,000,000	$90,000,000	$180,000,000
HSBC Securities (USA) Inc.	$60,000,000	$180,000,000	$240,000,000	$90,000,000	$180,000,000
J.P. Morgan Securities LLC	$60,000,000	$180,000,000	$240,000,000	$90,000,000	$180,000,000
Merrill Lynch, Pierce, Fenner & Smith Incorporated	$60,000,000	$180,000,000	$240,000,000	$90,000,000	$180,000,000
Morgan Stanley & Co. LLC	$60,000,000	$180,000,000	$240,000,000	$90,000,000	$180,000,000
Deutsche Bank Securities Inc.	$33,334,000	$100,000,000	$133,333,000	$50,000,000	$100,000,000
Goldman, Sachs & Co.	$33,334,000	$100,000,000	$133,333,000	$50,000,000	$100,000,000
Wells Fargo Securities, LLC	$33,334,000	$100,000,000	$133,333,000	$50,000,000	$100,000,000
Barclays Capital Inc.	$15,417,000	$46,250,000	$61,666,000	$23,125,000	$46,250,000
BB&T Capital Markets, a division of BB&T Securities, LLC	$15,417,000	$46,250,000	$61,667,000	$23,125,000	$46,250,000
BNP Paribas Securities Corp.	$15,416,000	$46,250,000	$61,667,000	$23,125,000	$46,250,000
Credit Suisse Securities (USA) LLC	$15,416,000	$46,250,000	$61,667,000	$23,125,000	$46,250,000
Lloyds Securities Inc.	$15,416,000	$46,250,000	$61,667,000	$23,125,000	$46,250,000
RBC Capital Markets, LLC	$15,416,000	$46,250,000	$61,667,000	$23,125,000	$46,250,000
Academy Securities Inc.	$7,500,000	$22,500,000	$30,000,000	$11,250,000	$22,500,000

	$500,000,000	$1,500,000,000	$2,000,000,000	$750,000,000	$1,500,000,000

Schedule 1

Schedule 2

Cisco Systems, Inc.

Significant Subsidiaries

Cisco International Holdings B.V.

Cisco International Limited

Cisco Norway Holdings AS

Cisco Systems (Switzerland) Investments Ltd.

Cisco Systems Capital Corporation

Cisco Systems Holdings UK Limited

Cisco Systems International B.V.

Cisco Systems International Sarl

Cisco Systems Management B.V.

Cisco Systems Netherlands Holdings B.V.

Cisco Technology, Inc.

Cisco WebEx LLC

Cisco Worldwide Holdings Ltd.

Jasper Technologies LLC

NDS Finance Limited

NDS Group Holdings Limited

NDS Group Limited

NDS Limited

Scientific-Atlanta, LLC

Sourcefire LLC

Starent Networks LLC

Schedule 2

Annex A-1

Form of Opinion of Fenwick & West LLP

(a) The Registration Statement is an “automatic shelf registration statement” as defined under Rule 405 of the Securities Act; the Preliminary Prospectus was filed with the Commission pursuant to subparagraph (3) of Rule 424(b) under the Securities Act; the Prospectus was filed with the Commission pursuant to subparagraph (5) of Rule 424(b) under the Securities Act; and to our knowledge, based solely upon oral representations made to us by the Company, no order suspending the effectiveness of the Registration Statement has been issued, no notice of objection of the Commission to the use of such Registration Statement or any post-effective amendment thereto pursuant to Rule 401(g)(2) under the Securities Act has been received by the Company and no proceeding for that purpose or pursuant to Section 8A of the Securities Act against the Company or in connection with the offering of the Securities is pending or threatened by the Commission.

(b) The Registration Statement, the Preliminary Prospectus, and the Prospectus (in each case, other than the financial statements and schedules and other financial and statistical data contained therein and that part of the Registration Statement that constitutes the Form T-1 referred to above, as to which we express no opinion) appeared on their face to be appropriately responsive in all material respects with the applicable requirements of the Securities Act; and the Indenture appeared on its face to be appropriately responsive in all material respects with the applicable requirements of the Trust Indenture Act.

(c) The Company is validly existing and in good standing under the laws of the State of California, is duly qualified to do business and is in good standing in each United States jurisdiction in which its ownership or lease of property or the conduct of its business requires such qualification, and has all corporate power and corporate authority necessary to own or hold its properties and to conduct the businesses in which it is engaged, except where the failure to be so qualified or to have such corporate power or corporate authority would not, individually or in the aggregate, have a Material Adverse Effect.

(d) The Company has an authorized equity capitalization as set forth in the Registration Statement, the Time of Sale Information and the Prospectus under the heading “Capitalization”.

(e) The Company has the corporate power and corporate authority to execute and deliver each of the Transaction Documents and to perform its obligations thereunder; and all action required to be taken by the Company’s Board of Directors and shareholders for the due and proper authorization, execution and delivery of each of the Transaction Documents and the consummation of the transactions provided for therein to be taken as of the Closing Date has been duly and validly taken.

Annex A-1-1

(f) The Indenture has been duly authorized, executed and delivered by the Company and, assuming due execution and delivery thereof by the Trustee, constitutes a valid and legally binding agreement of the Company enforceable against the Company in accordance with its terms.

(g) The Securities have been duly authorized, executed and delivered by the Company and, when duly authenticated as provided in the Indenture and paid for as provided in the Underwriting Agreement, will be duly and validly issued and outstanding and will constitute valid and legally binding obligations of the Company enforceable against the Company in accordance with their terms, and will be entitled to the benefits of the Indenture.

(h) The Underwriting Agreement has been duly authorized, executed and delivered by the Company.

(i) Each Transaction Document conforms in all material respects to the description thereof contained in the Registration Statement, the Time of Sale Information and the Prospectus.

(j) The execution, delivery and performance by the Company of each of the Transaction Documents, the issuance and sale of the Securities and compliance by the Company with the terms thereof and the consummation of the transactions provided for in the Transaction Documents, each, as of the Closing Date, do not (i) result in a breach by the Company of any of the terms or provisions of, or constitute a default by the Company under any of, the Selected Documents, (ii) result in any violation of the provisions of the Articles or the Bylaws or (iii) result in the violation by the Company of any United States federal or California State law or statute or, to our knowledge, of any judgment, order, rule or regulation of any United States federal or California State court or arbitrator or governmental or regulatory authority specifically naming the Company as being bound, except, in the case of each of clauses (i) and (iii) above, for any such conflict, breach, default or violation that would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(k) No consent, approval, authorization, order, registration or qualification of or with any United States federal or California State court, arbitrator or governmental or regulatory authority is required to be obtained or made by the Company for the Company to execute, deliver or perform, as of the Closing Date, each of the Transaction Documents, to issue or sell the Securities as of the Closing Date and for the Company to comply with the terms thereof and to consummate the transactions provided for in the Transaction Documents to be consummated on or before the Closing, except for (i) the registration of the Securities under the Securities Act, (ii) the qualification of the Indenture under the Trust Indenture Act and (iii) such consents, approvals, authorizations, orders and registrations or qualifications as may be required under applicable state securities laws in connection with the purchase and distribution of the Securities by the Underwriters.

Annex A-1-2

(l) To our knowledge, there are no governmental or regulatory investigations, actions, suits or proceedings pending against or naming the Company, or threatened in writing delivered to the Company, that are required under the Securities Act to be described in the Registration Statement and that are not so described in the Registration Statement, Time of Sale Information and Prospectus.

(m) The descriptions in the Registration Statement, the Time of Sale Information and the Prospectus of statutes, governmental and regulatory proceedings and contracts and other documents are accurate in all material respects. The statements in the Preliminary Prospectus and the Prospectus under the heading “Material United States Income Tax Considerations” and the statements incorporated by reference in the Preliminary Prospectus and the Prospectus from Item 3 of Part I of the Company’s Annual Report on Form 10-K for the year ended July 30, 2016 to the extent that they constitute summaries of matters of law or governmental regulation or legal conclusions, fairly summarize the matters described therein in all material respects.

(n) The Company is not and, after giving effect to the offering and sale of the Securities and the application of the proceeds thereof as described in the Registration Statement, the Time of Sale Information and the Prospectus, will not, be required to register as an “investment company” or an entity “controlled” by an “investment company” within the meaning of the Investment Company Act.

(o) The documents incorporated by reference in the Time of Sale Information and the Prospectus (other than the financial statements and schedules and other financial and statistical data therein, as to which we express no opinion), when they were filed with the Commission appeared on their face to be appropriately responsive in all material respects with the requirements of the Exchange Act and the rules and regulations of the Commission thereunder.

(p) Neither the issuance, sale and delivery of the Securities nor the application of the proceeds thereof by the Company as described in the Time of Sale Information and the Prospectus will violate Regulation T, U or X of the Board of Governors of the Federal Reserve System or any other regulation of such Board of Governors.

(q) All conditions precedent to the authentication and delivery of the Securities have been complied with.

(r) The form or forms and terms of the Securities delivered by the Company pursuant to the Indenture have been established by, and set forth in, an Officer’s Certificate as permitted by Section 2.01 and Section 2.03 of the Indenture in conformity with the provisions of the Indenture.

We have participated in conferences with representatives of the Company and with representatives of its independent accountants and counsel at which conferences the contents of the Registration Statement, the Time of Sale Information and the Prospectus and any amendment and supplement thereto (including the documents incorporated by reference therein) and related matters were discussed and, although we assume no

Annex A-1-3

responsibility for the accuracy, completeness or fairness of the Registration Statement, the Time of Sale Information, the Prospectus and any amendment or supplement thereto (except to the extent expressly provided above), nothing has come to our attention to cause us to believe (i) that the Registration Statement, at the time of its effective date (including the information, if any, deemed pursuant to Rule 430A, 430B or 430C under the Securities Act to be part of the Registration Statement at the time of effectiveness), contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading, (ii) that the Time of Sale Information at the Time of Sale contained any untrue statement of a material fact or omitted to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading or (iii) that the Prospectus or any amendment or supplement thereto as of its date and the Closing Date contained or contains any untrue statement of a material fact or omitted or omits to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading (in each case, other than the financial statements and schedules and other financial and statistical data contained therein and that part of the Registration Statement that constitutes the Form T-1 referred to above, as to which we express no belief).

Annex A-1-4

Annex A-2

Form of In-House Counsel Opinion

(A) To my knowledge, except as described in the Registration Statement, the Time of Sale Information and the Prospectus, there are no legal investigations, actions, suits or proceedings pending to which the Company or any of its subsidiaries is a party or to which any property of the Company or any of its subsidiaries is the subject (collectively, “Actions”) that, individually or in the aggregate, the Company reasonably expects will have a Material Adverse Effect; and no Action has been overtly threatened to the Company or, to my knowledge, contemplated by any governmental or regulatory authority or overtly threatened to the Company by others that, individually or when aggregated with any other Action, the Company reasonably expects will have a Material Adverse Effect.

(B) To my knowledge, there are no current or pending Actions that are required under the Securities Act to be described in the Registration Statement and that are not so described in the Registration Statement, the Time of Sale Information and the Prospectus.

(C) To my knowledge, there are no contracts and other documents that are required under the Securities Act to be filed as exhibits to the Registration Statement or described in the Registration Statement or the Prospectus and that have not been so filed as exhibits to the Registration Statement or described in the Registration Statement, the Time of Sale Information and the Prospectus.

Annex A-2

Annex B

Time of Sale Information

Final Term Sheet filed as a Free Writing Prospectus on September 13, 2016 relating to each series of Notes.

Annex B

Annex C

Annex C-1

PRICING TERM SHEET

Floating Rate Notes due September 20, 2019

Issuer:	Cisco Systems, Inc.
Ticker:	CSCO
Expected Ratings (Moody’s / S&P)*:	[Reserved]
Security Type:	SEC Registered
Principal Amount:	$500,000,000
Maturity Date:	September 20, 2019
Coupon:	Three-month LIBOR + 34 bps
Interest Rate Spread:	+ 34 bps
Interest Reset Dates:	March 20, June 20, September 20 and December 20, commencing on December 20, 2016
Interest Determination Dates:	Two London Business Days prior to the Interest Reset Dates
Day Count Convention:	Actual/360
Business Day Convention:	Modified Following, Adjusted
Public Offering Price:	100% of the Principal Amount
Denominations:	$2,000 and any multiple of $1,000 above that amount
CUSIP/ISIN:	17275R BK7 / US17275RBK77
Trade Date:	September 13, 2016
Settlement Date**:	September 20, 2016 (T+5)
Interest Payment Dates:	March 20, June 20, September 20 and December 20, commencing on December 20, 2016
Redemption:	The Floating Rate Notes due September 20, 2019 are not redeemable
Joint Book-Running Managers:

Citigroup Global Markets Inc.

HSBC Securities (USA) Inc.

J.P. Morgan Securities LLC

Merrill Lynch, Pierce, Fenner & Smith

                     Incorporated

Morgan Stanley & Co. LLC

Deutsche Bank Securities Inc.

Goldman, Sachs & Co.

Wells Fargo Securities, LLC

Senior Co-Managers:	Barclays Capital Inc. BB&T Capital Markets, a division of BB&T Securities, LLC BNP Paribas Securities Corp. Credit Suisse Securities (USA) LLC Lloyds Securities Inc. RBC Capital Markets, LLC
Co-Manager:	Academy Securities Inc.

1.400% Senior Notes due 2019

Issuer:	Cisco Systems, Inc.
Ticker:	CSCO
Expected Ratings (Moody’s / S&P)*:	[Reserved]
Security Type:	SEC Registered

Annex C-2

Principal Amount:	$1,500,000,000
Maturity Date:	September 20, 2019
Coupon:	1.400%
Day Count Convention:	30/360
Business Day Convention:	Following, Unadjusted
Public Offering Price:	99.889% of the Principal Amount
Benchmark Treasury:	0.750% due August 15, 2019
Benchmark Treasury Price / Yield:	99-14 3⁄4 / 0.938%
Spread to Benchmark Treasury:	+ 50 bps
Yield to Maturity:	1.438%
Denominations:	$2,000 and any multiple of $1,000 above that amount
CUSIP/ISIN:	17275R BG6 / US17275RBG65
Trade Date:	September 13, 2016
Settlement Date**:	September 20, 2016 (T+5)
Interest Payment Dates:	March 20 and September 20 commencing on March 20, 2017
Make-Whole:	At any time, or from time to time, at a redemption price equal to the greater of (1) 100% of the principal amount of the notes to be redeemed and (2) the sum of the present values of the remaining scheduled payments of principal and interest on such notes, discounted to the date of redemption on a semiannual basis (assuming a 360-day year consisting of twelve 30-day months) at a rate equal to T+ 10 bps
Joint Book-Running Managers:

Citigroup Global Markets Inc.

HSBC Securities (USA) Inc.

J.P. Morgan Securities LLC

Merrill Lynch, Pierce, Fenner & Smith

                     Incorporated

Morgan Stanley & Co. LLC

Deutsche Bank Securities Inc.

Goldman, Sachs & Co.

Wells Fargo Securities, LLC

Senior Co-Managers:	Barclays Capital Inc. BB&T Capital Markets, a division of BB&T Securities, LLC BNP Paribas Securities Corp. Credit Suisse Securities (USA) LLC Lloyds Securities Inc. RBC Capital Markets, LLC
Co-Manager:	Academy Securities Inc.

1.850% Senior Notes due 2021

Issuer:	Cisco Systems, Inc.
Ticker:	CSCO
Expected Ratings (Moody’s / S&P)*:	[Reserved]
Security Type:	SEC Registered
Principal Amount:	$2,000,000,000
Maturity Date:	September 20, 2021
Coupon:	1.850%
Day Count Convention:	30/360
Business Day Convention:	Following, Unadjusted
Public Offering Price:	99.986% of the Principal Amount
Benchmark Treasury:	1.125% due August 31, 2021
Benchmark Treasury Price / Yield:	99-16 1⁄4 / 1.228%
Spread to Benchmark Treasury:	+ 62.5 bps
Yield to Maturity:	1.853%
Denominations:	$2,000 and any multiple of $1,000 above that amount
CUSIP/ISIN:	17275RBJ0 / US17275RBJ05
Trade Date:	September 13, 2016
Settlement Date**:	September 20, 2016 (T+5)
Interest Payment Dates:	March 20 and September 20 commencing on March 20, 2017
Make-Whole:	At any time, or from time to time, prior to the date that is one month prior to the Maturity Date, at a redemption price equal to the greater

Annex C-3

of (1) 100% of the principal amount of the notes to be redeemed and (2) the sum of the present values of the remaining scheduled payments of principal and interest on such notes, discounted to the date of redemption on a semiannual basis (assuming a 360-day year consisting of twelve 30-day months) at a rate equal to T+ 10 bps
Par Call:	On or after the date that is one month prior to the Maturity Date, at a redemption price equal to 100% of the principal amount of the notes being redeemed
Joint Book-Running Managers:

Citigroup Global Markets Inc.

HSBC Securities (USA) Inc.

J.P. Morgan Securities LLC

Merrill Lynch, Pierce, Fenner & Smith

                     Incorporated

Morgan Stanley & Co. LLC

Deutsche Bank Securities Inc.

Goldman, Sachs & Co.

Wells Fargo Securities, LLC

Senior Co-Managers:	Barclays Capital Inc. BB&T Capital Markets, a division of BB&T Securities, LLC BNP Paribas Securities Corp. Credit Suisse Securities (USA) LLC Lloyds Securities Inc. RBC Capital Markets, LLC
Co-Manager:	Academy Securities Inc.

2.200% Senior Notes due 2023

Issuer:	Cisco Systems, Inc.
Ticker:	CSCO
Expected Ratings (Moody’s / S&P)*:	[Reserved]
Security Type:	SEC Registered
Principal Amount:	$750,000,000
Maturity Date:	September 20, 2023
Coupon:	2.200%
Day Count Convention:	30/360
Business Day Convention:	Following, Unadjusted
Public Offering Price:	99.794% of the Principal Amount
Benchmark Treasury:	1.375% due August 31, 2023
Benchmark Treasury Price / Yield:	98-31 / 1.532%
Spread to Benchmark Treasury:	+ 70 bps
Yield to Maturity:	2.232%
Denominations:	$2,000 and any multiple of $1,000 above that amount
CUSIP/ISIN:	17275R BH4 / US17275RBH49
Trade Date:	September 13, 2016
Settlement Date**:	September 20, 2016 (T+5)
Interest Payment Dates:	March 20 and September 20 commencing on March 20, 2017
Make-Whole:	At any time, or from time to time, prior to the date that is two months prior to the Maturity Date, at a redemption price equal to the greater of (1) 100% of the principal amount of the notes to be redeemed and (2) the sum of the present values of the remaining scheduled payments of principal and interest on such notes, discounted to the date of redemption on a semiannual basis (assuming a 360-day year consisting of twelve 30-day months) at a rate equal to T+ 12.5 bps
Par Call:	On or after the date that is two months prior to the Maturity Date, at a redemption price equal to 100% of the principal amount of the notes being redeemed
Joint Book-Running Managers:

Citigroup Global Markets Inc.

HSBC Securities (USA) Inc.

J.P. Morgan Securities LLC

Merrill Lynch, Pierce, Fenner & Smith

                     Incorporated

Morgan Stanley & Co. LLC

Deutsche Bank Securities Inc.

Goldman, Sachs & Co.

Wells Fargo Securities, LLC

Annex C-4

Senior Co-Managers:	Barclays Capital Inc. BB&T Capital Markets, a division of BB&T Securities, LLC BNP Paribas Securities Corp. Credit Suisse Securities (USA) LLC Lloyds Securities Inc. RBC Capital Markets, LLC
Co-Manager:	Academy Securities Inc.

2.500% Senior Notes due 2026

Issuer:	Cisco Systems, Inc.
Ticker:	CSCO
Expected Ratings (Moody’s / S&P)*:	[Reserved]
Security Type:	SEC Registered
Principal Amount:	$1,500,000,000
Maturity Date:	September 20, 2026
Coupon:	2.500%
Day Count Convention:	30/360
Business Day Convention:	Following, Unadjusted
Public Offering Price:	99.912% of the Principal Amount
Benchmark Treasury:	1.500% due August 15, 2026
Benchmark Treasury Price / Yield:	98-03 / 1.710%
Spread to Benchmark Treasury:	+ 80 bps
Yield to Maturity:	2.510%
Denominations:	$2,000 and any multiple of $1,000 above that amount
CUSIP/ISIN:	17275R BL5 / US17275RBL50
Trade Date:	September 13, 2016
Settlement Date**:	September 20, 2016 (T+5)
Interest Payment Dates:	March 20 and September 20 commencing on March 20, 2017
Make-Whole:	At any time, or from time to time, prior to the date that is three months prior to the Maturity Date, at a redemption price equal to the greater of (1) 100% of the principal amount of the notes to be redeemed and (2) the sum of the present values of the remaining scheduled payments of principal and interest on such notes, discounted to the date of redemption on a semiannual basis (assuming a 360-day year consisting of twelve 30-day months) at a rate equal to T+ 12.5 bps
Par Call:	On or after the date that is three months prior to the Maturity Date, at a redemption price equal to 100% of the principal amount of the notes being redeemed
Joint Book-Running Managers:

Citigroup Global Markets Inc.

HSBC Securities (USA) Inc.

J.P. Morgan Securities LLC

Merrill Lynch, Pierce, Fenner & Smith

                     Incorporated

Morgan Stanley & Co. LLC

Deutsche Bank Securities Inc.

Goldman, Sachs & Co.

Wells Fargo Securities, LLC

Senior Co-Managers:	Barclays Capital Inc. BB&T Capital Markets, a division of BB&T Securities, LLC BNP Paribas Securities Corp. Credit Suisse Securities (USA) LLC Lloyds Securities Inc. RBC Capital Markets, LLC
Co-Manager:	Academy Securities Inc.

*	Note: A securities rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time.

Annex C-5

**	Under Rule 15c6-1 of the Exchange Act, trades in the secondary market are required to settle in three business days, unless the parties to a trade expressly agree otherwise. Accordingly, purchasers who wish to trade notes on the date of pricing or the next succeeding business day will be required, by virtue of the fact that the notes initially will settle in T+5, to specify alternative settlement arrangements to prevent a failed settlement.

The issuer has filed a registration statement (including a prospectus) and a preliminary prospectus supplement with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC web site at www.sec.gov. Alternatively, the issuer, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling (i) Citigroup Global Markets Inc. toll-free at 1-800-831-9146, (ii) HSBC Securities (USA) Inc. toll-free at 1-866-811-8049, (iii) J.P. Morgan Securities LLC collect at 1-212-834-4533, (iv) Merrill Lynch, Pierce, Fenner & Smith Incorporated toll-free at 1-800-294-1322 and (v) Morgan Stanley & Co. LLC. toll-free at 1-866-718-1649.

Annex C-6